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                                                                     Exhibit 1.1
                       MEDIACOM COMMUNICATIONS CORPORATION

                              Class A Common Stock

                             UNDERWRITING AGREEMENT
                             -----------------------

                                                                   June 22, 2001

CREDIT SUISSE FIRST BOSTON CORPORATION
SALOMON SMITH BARNEY INC.
J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANC ALEX. BROWN INC.
FIRST UNION SECURITIES, INC.
SG COWEN SECURITIES CORPORATION
ROBERTSON STEPHENS, INC.
As Representatives of the Several Underwriters,
 c/o Credit Suisse First Boston Corporation,
  Eleven Madison Avenue
   New York, N.Y.  10010-3629

Dear Sirs:

          1. Introductory. Mediacom Communications Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the Underwriters named in Schedule A hereto (the "Underwriters") 26,000,000 shares ("Firm Securities") of its Class A Common Stock, par value $.01 per share ("Securities"), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 3,900,000 additional shares ("Optional Securities") of the Company's Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the "Offered Securities". The Company hereby agrees with the several Underwriters as follows:

           2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

          (a) A registration statement (No. 333-55138), including a prospectus, relating to the Offered Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended as of the date of this Agreement, is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented to reflect the terms of offering of the Offered Securities, filed with the Commission on or about June 25, 2001 pursuant
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                                      -2-

     to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933 ("Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

          (b) On the effective date of the Registration Statement, such Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes as of the date of this Agreement or will include as of the date of any amendment or supplement thereto or any Closing Date (as defined below) any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information is that described as such in
     Section 7(b) hereof.

          (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is authorized to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

          (d) Each of the Company's subsidiaries (each such subsidiary is listed on Schedule B hereto) has been duly incorporated or organized, as the case may be, and is an existing corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, with corporate or limited liability company power and authority, as the case may be, to own its properties and conduct its business as described in the Prospectus; and each of the Company's subsidiaries is authorized to do business as a foreign corporation or limited liability company, as the case may be, in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect; all of the issued and outstanding capital stock or membership interests, as the case may be, of each of the Company's subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable; all of the issued and outstanding capital stock or membership interests, as the case may be, of each subsidiary of the Company is owned by the Company, directly or through subsidiaries,
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                                      -3-

     except that 1% of Mediacom California LLC is owned by Mediacom Management Corporation and 1% of Mediacom Arizona LLC is owned by Mediacom California LLC, in each case free of all liens, encumbrances and defects, except as otherwise disclosed in the Prospectus.

          (e) As of March 31, 2001, the Company had an authorized capitalization as disclosed in the Prospectus under the heading "Capitalization" in the column entitled "Mediacom (Historical)". The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been issued and delivered to the Underwriters and paid for in accordance with the terms of this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities.

          (f) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering contemplated by this Agreement.

          (g) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement (the relevant provisions of which have not been waived) or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (h) The Company has taken all necessary actions for the Offered Securities to be listed on The Nasdaq Stock Market's National Market subject to notice of issuance.

          (i) No consent, approval, authorization, or order of, or filing, registration or qualification with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement (including in connection with the issuance and sale of the Offered Securities by the Company), except such as have been obtained and made under the Act, such as may be required under state securities laws or by the National Association of Securities Dealers, Inc. (the "NASD"), and such as have been obtained and made under the Communications Act of 1934, as amended (the "Amended 1934 Act"), including the Cable Communications Policy Act of 1984, as amended (the "1984 Cable Act"), the Cable Television Consumer Protection and Competition Act of 1992, as amended (the "1992 Cable Act"), the Telecommunications Act of 1996 (the "1996 Telecom Act" and, together with the Amended 1934 Act, the 1984 Cable Act and the 1992 Cable Act, the "Communications Act") and any written and published policy, order, rule or regulation ("FCC Regulations") of the Federal Communications Commission ("FCC").
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          (j) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated and the issuance and sale of the Offered Securities will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any subsidiary of the Company is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, including, without limitation, any franchise or license, or (B) the charter, by-laws, certificate of formation, operating agreement or similar organizational documents of the Company or any such subsidiary or (ii) result in a violation of any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any such subsidiary or any of their respective properties, including, without limitation, the Communications Act, except, in the case of each of clauses (i)(A) and (ii), where such breach, violation or default would not individually or in the aggregate have a Material Adverse Effect; and the Company has the corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

          (k) This Agreement has been duly authorized, executed and delivered by the Company.

          (l) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects, except those that would not individually or in the aggregate have a Material Adverse Effect; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them, except as would not individually or in the aggregate have a Material Adverse Effect.

          (m) Except as disclosed in the Prospectus, the Company and its subsidiaries possess adequate franchises, licenses, certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such franchise, license, certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (n) No labor dispute with the employees of the Company or any of the Company's subsidiaries exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect; to the knowledge of the Company, no labor dispute exists or is imminent by the employees of any of the principal suppliers, contractors or customers of the Company that might have a Material Adverse Effect; and the Company is not a party to any collective bargaining or other labor union contract applicable to persons employed by the
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                                      -5-

     Company or any of its subsidiaries, and no collective bargaining agreement is being negotiated by the Company or any such subsidiary.

          (o) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (p) None of the Company or any of the Company's subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company has no knowledge of any pending investigation which might lead to such a claim.

          (q) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings (including, without limitation, by the FCC or any franchising authority) against or affecting the Company or any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and except as disclosed in the Prospectus, to the knowledge of the Company, no such actions, suits or proceedings are threatened or contemplated.

          (r) The financial statements, including the notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly (i) the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown and (ii) to the knowledge of the Company, the assets, liabilities and parent's investment of (A) the Georgia Mediacom Systems, (B) the Southern Illinois Mediacom Systems, (C) the Missouri Mediacom Systems and (D) the Iowa Mediacom Systems (collectively, the "AT&T Systems"), in each case at the dates shown and their respective revenues and direct expenses and cash flows for the periods shown; and such financial statements comply as to form with all requirements of the Act and have been prepared in conformity with the generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis; any schedules included in the Registration Statement present fairly the information required to be stated therein; the summary and
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                                      -6-

     selected financial and operating data included in the Prospectus present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein; the pro forma financial statements included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts; and the assumptions used in preparing the adjusted pro forma financial data included in the Prospectus provide a reasonable basis for presenting the expected significant effects attributable to the transactions or events described therein, the related adjusted pro forma adjustments give appropriate effect to those assumptions.

          (s) Except as disclosed in the Prospectus, since the date of the latest audited financial statements of the Company included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (t) Except as disclosed in the Prospectus, to the knowledge of the Company, since the date of the latest audited financial statements of the AT&T Systems included in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the AT&T Systems taken as a whole.

          (u) The statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be accurate and reliable.

          (v) The Company and its subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls that provide reasonable assurances that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (w) There are no contracts, agreements or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement by the Act or the Rules and Regulations which have not been described or filed as required; the contracts so
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                                      -7-

     described in the Prospectus are in full force and effect on the date of this Agreement; and none of the Company or its subsidiaries and, to the knowledge of the Company, any other party is in breach of or default under any such contracts, agreements or other documents, except for those breaches or defaults that would not individually or in the aggregate have a Material Adverse Effect.

          (x) Except as disclosed in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any securities of the Company or any securities convertible into or exchangeable for securities of the Company.

          (y) Each of the franchises held by the Company and its subsidiaries that are material to the Company and its subsidiaries taken as a whole, is in full force and effect, with no material restrictions or qualifications; to the best knowledge of the Company, no event has occurred which permits, or with notice or lapse of time or both would permit, the revocation or non-renewal of any franchise, assuming the filing of timely renewal applications and the timely payment of all applicable filing and regulatory fees to the applicable franchising authority, or which might result, individually or in the aggregate, in any other material impairment of the rights of the Company or its subsidiaries in the franchises; and the Company has no reason to believe that any franchise that is required for the operation of the Company or the its subsidiaries will not be renewed in the ordinary course.

          (z) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns required to be filed as of the date hereof, except where the failure to so file would not individually or in the aggregate have a Material Adverse Effect, and have paid all taxes shown as due thereon; and there is no tax deficiency that has been asserted against the Company or any of its subsidiaries that could reasonably be expected to result individually or in the aggregate in a Material Adverse Effect.

          (aa) Each of the Company and its subsidiaries carries insurance (including self- insurance) in such amounts and covering such risks as in the reasonable determination of the Company is adequate for the conduct of its business and the value of its properties; each of the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policies and instruments as to which the insurer thereunder is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary at a cost that would not result individually or in the aggregate in a Material Adverse Effect.

          (bb) The statements set forth (i) in the Prospectus under the captions "Risk Factors -- Risks Related to the AT&T Acquisitions", "-- Risk Related to Our Industry", "Business -- Franchise Overview", "-- Employees", "The AT&T Agreements", "Description of Certain Indebtedness" and "Material U.S. Federal Tax Considerations for Non-U.S. Holders of our
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                                      -8-

     Class A Common Stock", (ii) in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 of the Company under the captions "Item
     1. Business -- General Business Developments", "-- Products and Services -- High-Speed Internet Access", "-- Programming Supply", "-- Customer Rates", "-- Franchises", "-- Competition", "-- Legislation and Regulation" and "Item 3. Legal Proceedings" and (iii) in the Definitive Proxy Statement of the Company for fiscal year 2001 under the captions "Executive Compensation" and "Certain Relationships", insofar as such statements purport to describe the provisions of the laws, documents and arrangements referred to therein, are accurate in all material respects.

          (cc) Each of the following firms are independent public accountants within the meaning of the Act and the Rules and Regulations: (i) Arthur Andersen LLP who have certified certain financial statements of the Company included in the Prospectus and (ii) PricewaterhouseCoopers LLP who have certified certain financial statements of the AT&T Systems included in the Prospectus.

          (dd) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, the Company will not be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

          3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $14.535 per share, the respective numbers of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

          The Company will deliver the Firm Securities to the Representatives, through the facilities of The Depository Trust Company ("DTC"), for the accounts of the Underwriters, against payment to the Company of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse First Boston Corporation ("CSFBC"), at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, at 9:00 A.M., New York time, on June 27, 2001, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "First Closing Date". For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates representing the Firm Securities so to be delivered will be in the form of one or more global securities with DTC and registered in the name of Cede & Co., as nominee of DTC, and will be made available for checking at DTC at least 24 hours prior to the First Closing Date.

          In addition, upon written notice from CSFBC given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities
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                                      -9-

specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter's name bears to the total number of shares of Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC to the Company.

          Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives through the facilities of the DTC, for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFBC. The certificates for the Optional Securities being purchased on each Optional Closing Date will be made available for checking at DTC at a reasonable time in advance of such Optional Closing Date.

          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

          5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

          (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by CSFBC, subparagraph (5)) not later than the second business day following the execution and delivery of this Agreement.

          (b) The Company will advise CSFBC promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, will afford CSFBC a reasonable opportunity to comment on any such proposed amendment of the supplement and will not effect such amendment or supplement without CSFBC's consent; and the Company will also advise CSFBC promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFBC of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

          (d) As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the filing date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of
     Section 11(a) of the Act.

          (e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, the Prospectus, any related preliminary prospectus supplement and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC reasonably requests. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and will continue such qualifications in effect so long as required for the distribution.

          (g) During the period of five (5) years after the date of this Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other publicly available information concerning the Company as CSFBC may reasonably request.

          (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and the printing of memoranda relating thereto, for the filing fee incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the Offered Securities, for any travel expenses of the Company's officers and employees and any other
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                                      -11-

     expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing the Prospectus, any related preliminary prospectus supplement or any other amendments and supplements to the Prospectus to the Underwriters.

          (i) For a period of 90 days after the date of the Prospectus, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities, any shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), or any securities convertible into or exchangeable or exercisable for any Securities or shares of its Class B Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing without the prior written consent of CSFBC and Salomon Smith Barney Inc., except for (A) grants of employee stock options pursuant to the terms of the Company's 1999 Stock Option Plan as in effect on the date of this Agreement, (B) issuances of shares of Securities and shares of Class B Common Stock pursuant to the exercise of options granted under the 1999 Stock Option Plan outstanding on the date of this Agreement, (C) issuances of Securities pursuant to the Company's 1999 Stock Purchase Plan as in effect on the date of this Agreement and pursuant to the Company's proposed 2001 Stock Purchase Plan (provided that such plan complies with Section 423 of the Internal Revenue
     Code), (D) the issuance of $150,000,000 in aggregate principal amount of 5.25% convertible notes due 2006 on or about the First Closing Date (and issuances of up to an additional $22,500,000 in aggregate principal amount issuable upon the exercise of the option described in the Underwriting Agreement, dated as of June 22, 2001, among the Company and Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., J.P. Morgan Securities Inc., Bear, Stearns & Co. Inc., CIBC World Markets Corp., Lehman Brothers Inc., Merrill, Lynch, Pierce, Fenner & Smith Incorporated and UBS Warburg
     LLC) and issuances of shares of Securities upon the conversion of such notes and in accordance with the terms thereof. The Company will not authorize any transfer of shares of Securities in violation of clause (B) of the "lock- up" agreements described in Section 6(l) of this Agreement.

          6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) On or prior to the date of this Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Arthur Andersen LLP confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the Exchange Act and the applicable published Rules and Regulations and stating to the effect that:

               (i) in their opinion the financial statements and schedules examined by them included in the Prospectus and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements and included in the Prospectus and incorporated by reference in the Registration Statement;

               (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                  (A) the unaudited financial statements included in the
               Prospectus and incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with GAAP;

                  (B) at the date of the latest available balance sheet read by such accountants, or a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or any increase in long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Registration Statement; or

                  (C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants, there were any decreases, as compared with the corresponding period of the preceding year, in the total or per share amounts of consolidated net sales or net income, except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letter;

               (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

               (v) on the basis of a reading of the unaudited pro forma consolidated financial statements included in the Registration Statement inquiries of certain officials of the Company and its consolidated subsidiaries who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma consolidated financial statements, nothing came to their attention that caused them to believe that the unaudited pro forma consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of rule 11-02 of Regulation S-X under the Exchange Act or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

     All financial statements and schedules included in and material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

          (b) On or prior to the date of this Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of PricewaterhouseCoopers LLP confirming that they are independent public accountants with respect to the AT&T Systems within the meaning of the Act and the applicable published Rules and Regulations and stating to the effect that

               (i) in their opinion the financial statements relating to each of the AT&T Systems examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements examined by them and included in the Registration Statement;

               (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements relating to each of the AT&T Systems, inquiries of officials of each of the AT&T Systems who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                  (A) the unaudited financial statements examined by them and included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with GAAP;

                  (B) at the date of the latest available combined statement of assets, liabilities and parent's investment read by such accountants, or a subsequent specified date not more than three business days prior to the date of such letter, there was any increase in total liabilities of any of the AT&T Systems or, at such date, there was any decrease in total assets, as compared with amounts shown on the latest statement of assets, liabilities and parent's investment included in the Registration Statement; or

                  (C) for the period from the closing date of the latest income statement included in the Registration Statement to the closing date of the latest available combined statements of revenues and direct expenses and parent's investment read by such accountants, there were any decreases, as compared with the corresponding period of the preceding year and with the period of corresponding length ended the date of the latest available combined statements of revenues and direct expenses and parent's investment included in the Registration Statement, in revenues or excess of revenues over direct expenses, except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of each of the AT&T Systems subject to the internal controls of each of the AT&T System's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in and material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for Purposes of this subsection.

          (c) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to the Closing

     Date, no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

          (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

          (e) The Representatives shall have received an opinion, dated such Closing Date, of Sonnenschein Nath & Rosenthal, counsel for the Company, to the effect that:

               (i) The Company is validly existing as a corporation, in good standing under the laws of the State of Delaware, and has the corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Company is authorized to do business as a foreign corporation in the State of New York; and based solely upon a certificate of an officer of the Company as to where the Company presently owns, leases or operates property or conducts business, such counsel knows of no other jurisdiction where the failure to be so authorized would have a Material Adverse Effect;

               (ii) Each subsidiary of the Company listed in Exhibit A to such counsel's opinion (the "Subsidiaries") is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the corporate or limited liability company power and authority, as the case may be, to own its properties and conduct its business as described in the Prospectus; each Subsidiary is authorized to do business as a foreign corporation or limited liability company, as the case may be, in the respective jurisdictions set forth in Exhibit A to such counsel's opinion; based solely upon a certificate of an officer of the Company as to where the Subsidiaries presently own, lease or operate property or conduct business, such counsel knows of no other jurisdiction where the failure to be so authorized would have a Material Adverse Effect; all of the issued and outstanding capital stock or membership interests, as the case may be, of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; to such counsel's knowledge, the capital stock or membership interests, as the case may be, of each Subsidiary owned by the Company, directly or through Subsidiaries, is owned free from liens, encumbrances and defects except as otherwise disclosed in the Prospectus; and such counsel knows of no subsidiaries of the Company other than the Subsidiaries;

               (iii) The Offered Securities delivered on such Closing Date have been duly authorized and, when issued and delivered to the Underwriters against payment therefore as provided by this Agreement, will be validly issued, fully paid and nonassessable; all other outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; the Offered Securities and all other outstanding shares of capital stock of the Company conform, in all material respects, to the description thereof contained in the Prospectus; and, to the knowledge of such counsel, the stockholders of the Company have no preemptive rights with respect to the Securities;

               (iv) To the knowledge of such counsel, except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement (the relevant provisions of which have not been waived) or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

               (v) No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act, such as have been obtained under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and such as may be required under state securities laws or by the NASD; provided that such counsel expresses no opinion as to any consent, approval, authorization, or order of, or filing or registration as may be required by the FCC or the U.S. Copyright Office under the Communications Act or the Copyright Act of 1976, as amended (the "Copyright Act"), or the FCC Regulations or the written and published orders, rules and regulations of the U.S. Copyright Office (the "Copyright Regulations"), and such as may be required under any statute, rule or regulation of any state or local governmental agency or body relating to cable television franchising matters;

               (vi) The execution, delivery and performance of this Agreement and the issuance and sale of the Offered Securities and the consummation of the transactions contemplated hereby, will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument known to such counsel to which the Company or any Subsidiary of the Company is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or (B) the charter, by-laws, certificate of formation, operating agreement or similar organizational documents of the Company or any such Subsidiary, or (ii) result in the violation of any statute, any rule, regulation or, to the knowledge of such counsel, order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any such Subsidiary or any of their respective properties, excluding the Communications Act, the Copyright Act, any order, rule or regulation of the FCC or the U.S. Copyright Office and any statute, rule or regulation of any state or local governmental agency or body relating to cable television franchising matters, except, in the case of each of clauses
          (i)(A) and (ii), where such breach, violation or default would not individually or in the aggregate have a Material Adverse Effect; and the Company has the corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

               (vii) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement, as of its effective date, the Registration Statement and the Prospectus, as of the date of this Agreement and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; although such counsel has not independently checked or verified and is not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, nothing has come to the attention of such counsel that would lead such counsel to believe that the Registration Statement, as of its effective date, as of the date of this Agreement or as of such Closing Date, or any amendment thereto, as of its date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date of this Agreement or as of such Closing Date, or any amendment or supplement thereto, as of its date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the statements set forth (i) in the Registration Statement and the Prospectus under the captions "Risk Factors -- Risks Related to the AT&T Acquisitions", "Business-- Employees", "The AT&T Agreements", "Description of Certain Indebtedness" and "Material U.S. Federal Tax Considerations for Non-U.S. Holders of our Class A Common Stock", (ii) in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 of the Company under the captions "Item 1. Business -- General Business Developments", "-- Products and Services -- High- Speed Internet Access", "--Programming Supply", "-- Customer Rates", "-- Competition" and "Item 3. Legal Proceedings" and (iii) in the Definitive Proxy Statement of the Company for fiscal year 2001 under the captions "Executive Compensation" and "Certain Relationships", insofar as such statements summarize statutes, legal and governmental proceedings and contracts and other documents, excluding any summaries of the provisions of the Communications Act, orders, rules and regulations of the FCC and statutes, rules and regulations of state and local governmental agencies and bodies relating to cable television franchising matters, are accurate and fairly present, in all material respects, the information required to be shown under such captions; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that in each case described above, such counsel need express no opinion as to the financial statements, schedules or other financial data and related statistical data contained in the Registration Statement or the Prospectus;

               (viii) This Agreement has been duly authorized, executed and delivered by the Company; and

               (ix) The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, the Company will not be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

          (f) The Representatives shall have received an opinion, dated such Closing Date, of Fleischman & Walsh L.L.P., regulatory counsel for the Company, to the effect that:

               (i) The communities listed in Attachment 1 to such counsel's opinion have been registered with the FCC in connection with the operation of the cable television systems (the "Mediacom Systems") by the Company and its subsidiaries;

               (ii) All material FCC Licenses (as defined below) held by the Company's subsidiaries in connection with the operation of the Mediacom Systems are listed on such Attachment 1. To the knowledge of such counsel, all such FCC Licenses have been validly issued or assigned to the present licensee and are currently in full force and effect according to the terms of such FCC Licenses and the FCC Regulations. To the knowledge of such counsel, there is no event which would allow, or after notice or lapse of time which would allow, revocation or termination of any FCC License held by such subsidiaries or would result in any other material impairment of the rights of the holder of such license. To the knowledge of such counsel, no other FCC Licenses are required in connection with the operation of the Mediacom Systems by such subsidiaries in the manner such counsel has been advised they are presently being operated. For the purposes of such counsel's opinion, an "FCC License" is defined as an authorization, or renewal thereof, issued by the FCC authorizing the transmission of radio energy through the airwaves pursuant to Part 78 of the FCC's Regulations;

               (iii) Other than proceedings affecting the cable television industry generally and other than rate proceedings or related rate matters arising under 47 U.S.C. (S)543, there is no action, suit or proceeding pending before or, to the knowledge of such counsel, threatened by the FCC which, if resolved adversely to the Company and its subsidiaries, is reasonably likely to have a Material Adverse Effect on the Mediacom Systems;

               (iv) All material Statements of Account (i.e., SA Form 3--Long
          Form) required by Section 111 of the Copyright Act, have been filed, together with royalty payments accompanying said Statements of Account (collectively, the "Copyright Filings"), with the U.S. Copyright Office for the Mediacom Systems covering each of the accounting periods beginning with the January 1 through June 30, 1998 accounting period and ending with the July 1, 2000 through December 31, 2000 accounting period during which such Mediacom Systems have been operated by the Company's subsidiaries. Such counsel has not reviewed the information or calculations contained in the Copyright Filings, and expresses no opinion with respect to the accuracy thereof. To the knowledge of such counsel, based solely on counsel's review of its files and on the information and representations provided by the Company, there is no U.S. Copyright Office inquiry, nor any pending or threatened claim by a third party against the Company or any of its subsidiaries, relating to the Copyright Filings or for copyright infringement or for non-payment of royalty fees which, if determined adversely to the Company or any of its subsidiaries, is reasonable likely to have a Material Adverse Effect;

               (v) No consent, approval, authorization or order of, or filing or registration with the FCC or the U.S. Copyright Office under any of the Communications Act, the FCC Regulations, the Copyright Act or the Copyright Regulations is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained under the Communications Act or any FCC Regulations.

               (vi) The execution, delivery and performance of this Agreement and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of or conflict with any of the Communications Act, the FCC's Regulations, the Copyright Act or the Copyright Regulations;

               (vii) The statements set forth (i) in the Registration Statement and the Prospectus under the captions "Risk Factors --Risks Relating to Our Industry" and "Business -- Franchise Overview" and (ii) in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 of the Company under the captions "Item 1. Business --Franchises", "-- Competition" and "-- Legislation and Regulation," as supplemented by any reports on Form 10-Q filed subsequent to such annual report on Form 10-K, insofar as such statements summarize applicable provisions of the Communications Act and the FCC's Regulations, are accurate summaries in all material respects of the provisions purported to be summarized under such captions in the Registration Statement and the Prospectus; and the federal and state communications laws summarized under such captions are the federal and state laws that are material to the business of the Company and its subsidiaries as described in Registration Statement and the Prospectus; and

               (viii) In the course of such counsel's representation of the Company and the Company's subsidiaries, no matters have come to such counsel's attention, other than matters affecting the cable television industry generally, which would reasonably be expected to have a Material Adverse Effect.

          (g) The Representatives shall have received an opinion dated such Closing Date, of Bruce Gluckman, Esq., counsel for the Company, to the effect that:

               (i) No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under or may be required by the FCC or the U.S. Copyright Office under any of the Communications Act, the FCC Regulations, the Copyright Act or the Copyright Regulations, and such as may be required under any statute, rule or regulation of any state or local governmental agency or body relating to cable television franchising matters and except where the failure to receive any such approval, authorization or order would not individually or in the aggregate have a Material Adverse Effect;

               (ii) The execution, delivery and performance of this Agreement and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of or conflict with any statute, rule or regulation of state or local governmental agency or body relating to cable television franchising matters, except where such breach, violation or default would not individually or in the aggregate have a Material Adverse Effect; and

               (iii) The statements set forth (i) in the Registration Statement and the Prospectus under the captions "Risk Factors -- Risks Related to Our Industry" and "Business -- Franchise Overview" and (ii) in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 of the Company under the captions "Item 1. Business --Franchises", "-- Competition" and "-- Legislation and Regulation", insofar as such statements summarize applicable provisions of statutes, rules and regulations of state and local governmental agencies and bodies relating to cable television franchising matters, are accurate summaries in all material respects of the provisions purported to be summarized under such captions in the Registration Statement and the Prospectus; and such statutes, rules and regulations summarized under such captions are the statutes, rules and regulations of state and local governmental agencies and bodies relating to cable television franchising matters that are material to the business of the Company and its subsidiaries as described in the Registration Statement and the Prospectus.

          (h) The Representatives shall have received from Cahill Gordon & Reindel, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the due incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (i) The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that subsequent to the dates of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (j) The Representatives shall have received a letter, dated such Closing Date, of Arthur Andersen LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

          (k) The Representatives shall have received a letter, dated such Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (b) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

          (l) On or prior to the date of this Agreement, the Representatives shall have received the "lock-up" agreements, each substantially in the Form of Exhibit A hereto, among the Representatives and the directors, executive officers and certain stockholders of the Company (such stockholders as listed on Schedule C hereto) relating to sales and certain other dispositions of shares of the Securities and certain other securities, and such "lock-up" agreements shall be in full force and effect.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFBC may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

          7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

          (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the concession and reallowance figures appearing in the fourth paragraph; (ii) the independent decision language and offering benefits language appearing in the tenth paragraph;
     (iii) the overallotment and stabilization information in the twelfth paragraph; and (iv) the electronic distribution language appearing in the thirteenth paragraph, in each case under the caption "Underwriting".

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above
     (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each partner, officer and director of each underwriter and to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of Section 15 of the Act.

          8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to

Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

          9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 and the obligations of the Company pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(d), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

          10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed by overnight mail, delivered by hand or sent by facsimile transmission and confirmed to the Representatives, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department--Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 100 Crystal Run Road, Middletown, N.Y. 10941, Attention: Rocco B. Commisso, with a copy to Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, New York, NY 10020, Attention: Robert Winikoff; provided, however, that any notice to an Underwriter pursuant to Section 7 will be so mailed, delivered or sent by facsimile transmission and confirmed to such Underwriter.

          11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the partners, officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

          12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by CSFBC will be binding upon all the Underwriters.

          13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

          14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

          The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

          If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                  Very truly yours,

                                  MEDIACOM COMMUNICATIONS
                                   CORPORATION

                                  By
                                    -------------------------------------------
                                    Name:
                                    Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

       CREDIT SUISSE FIRST BOSTON CORPORATION
       SALOMON SMITH BARNEY INC.
       J.P. MORGAN SECURITIES INC.
       BANC OF AMERICA SECURITIES LLC
       DEUTSCHE BANC ALEX. BROWN INC.
       FIRST UNION SECURITIES, INC.
       SG COWEN SECURITIES CORPORATION
       ROBERTSON STEPHENS, INC.,

       Acting on behalf of themselves and as
         the Representatives of the several
         Underwriters.

     BY  CREDIT SUISSE FIRST BOSTON CORPORATION

     By
       -------------------------------------------
       Name:
       Title:

                                  SCHEDULE A

                                                                    Number of
                            Underwriter                          Firm Securities
                            -----------                          ---------------

Credit Suisse First Boston Corporation........                      6,846,667
Salomon Smith Barney Inc......................                      6,846,667
J.P. Morgan Securities Inc....................                      6,846,667
Banc of America Securities LLC................                      1,170,000
Deutsche Banc Alex. Brown Inc.................                      1,170,000
First Union Securities, Inc...................                      1,170,000
SG Cowen Securities Corporation...............                      1,170,000
Robertson Stephens, Inc.......................                        779,999
                                                                   ----------
               Total..........................                     26,000,000
                                                                   ==========

                                   SCHEDULE B

                                                                Jursidiction of
                        Subsidiary                                Organization
                        ----------                                -------------

Mediacom LLC                                                         New York
Mediacom Capital, Inc.                                               New York
Mediacom Arizona LLC                                                 Delaware
Mediacom California LLC                                              Delaware
Mediacom Delaware LLC                                                Delaware
Mediacom Illinois LLC                                                Delaware
Mediacom Indiana LLC                                                 Delaware
Mediacom Iowa LLC                                                    Delaware
Mediacom Minnesota LLC                                               Delaware
Mediacom Southeast LLC                                               Delaware
Mediacom Wisconsin LLC                                               Delaware
Zylstra Communications Corporation                                   Minnesota
Illini Cable Holding, Inc.                                           Illinois
Illini Cablevision of Illinois, Inc.                                 Illinois
Mediacom Broadband LLC                                               Delaware
Mediacom Broadband Corporation                                       Delaware
MCC Georgia LLC                                                      Delaware
MCC Illinois LLC                                                     Delaware
MCC Iowa LLC                                                         Delaware
MCC Missouri LLC                                                     Delaware

                                   SCHEDULE C

Stockholder
-----------

Morris Communications Corporation

                                    EXHIBIT A


                            Form of Lock-Up Agreement

                                                                [        ], 2001

Mediacom Communications Corporation
100 Crystal Run Road
Middletown, New York 10941

Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
Banc of America Securities LLC
Deutsche Banc Alex. Brown Inc.
First Union Securities, Inc.
SG Cowen Securities Corporation
Robertson Stephens, Inc.

c/o  Credit Suisse First Boston Corporation
     Eleven Madison Avenue
     New York, New York 10010-3629

Dear Sirs:

          As an inducement to the Underwriters to execute the underwriting agreement (the "Underwriting Agreement"), dated as of the date hereof, for the Securities (as defined below) pursuant to which an offering will be made that is intended to result in an orderly market for the Class A Common Stock, par value $.01 per share (the "Securities"), of Mediacom Communications Corporation, and any successor (by merger or otherwise) thereto (the "Company"), the undersigned hereby agrees that from the date hereof and until 90 days after the public offering date set forth on the final prospectus supplement used to sell the Securities (the "Public Offering Date") pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. In addition, the undersigned agrees that, without the prior written consent of Credit Suisse First Boston Corporation and Salomon Smith Barney Inc., it will not, during the period commencing on the date hereof and ending 90 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for shares of the Securities.

          Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Notwithstanding the foregoing, the undersigned may offer, sell, pledge or dispose of (A) any shares of Securities acquired by the undersigned in the open market after the Public Offering Date, (B) a number of shares of Securities (not to exceed 275,000 shares of Securities) authorized by the Company for transfer prior to such transfer (it being understood that the Company will not authorize all persons and entities (including the undersigned) party to this Agreement and agreements similar hereto to transfer more than 275,000 shares of Securities in the aggregate pursuant to this subclause (B)), (C) the undersigned's shares of Securities as a bona fide gift to any person, trust or other entity, (D) the undersigned's shares of Securities to any trust for the benefit of the undersigned or members of the immediate family of the undersigned, provided that such transfer shall not involve a disposition for value; provided, however, that, in the case of each of subclauses (C) and (D), such donee or trust, as the case may be, (x) duly and validly executes an agreement in the form of this Agreement prior to such transfer and (y) such executed agreement is delivered to the Underwriters, c/o Credit Suisse First Boston Corporation, at the address set forth above.

          Notwithstanding the foregoing, this Agreement will not apply to any pledge of securities of the Company by the undersigned, including shares of the Securities, existing on the Public Offering Date.

          In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of the Securities if such transfer would constitute a violation or breach of this Agreement.

                    [Remainder of page intentionally blank]

          This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before September 19, 2001.

                                Very truly yours,

                                  ---------------------------------------------
                                  Name: